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                          STOCK PURCHASE AGREEMENT

                               by and between

                           PX HOLDING CORPORATION

                                    and

                           M & F WORLDWIDE CORP.

                                dated as of

                               April 19, 2001



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                             TABLE OF CONTENTS

                                                                           Page

                                 ARTICLE I
                        PURCHASE AND SALE OF SHARES

Section 1.1       Purchase and Sales of Shares................................1

                                 ARTICLE II
                        CLOSING; PAYMENT; DELIVERIES

Section 2.1       The Closing.................................................2
Section 2.2       Deliveries by the Purchaser.................................2
Section 2.3       Deliveries by the Selling Stockholder.......................2
Section 2.4       Tax Sharing Agreement.......................................3

                                ARTICLE III
                       REPRESENTATIONS AND WARRANTIES
                         OF THE SELLING STOCKHOLDER

Section 3.1       Organization................................................3
Section 3.2       Authorization; Validity of Agreement........................4
Section 3.3       No Violations; Consents and Approvals.......................4
Section 3.4       Ownership and Possession of Shares..........................5
Section 3.5       Good Title Conveyed.........................................5
Section 3.6       Panavision SEC Reports and Financial Statements.............6
Section 3.7       No Undisclosed Liabilities..................................6
Section 3.8       Brokers.....................................................7
Section 3.9       No Other Representations or Warranties......................7

                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES
                              OF THE PURCHASER

Section 4.1       Organization................................................7
Section 4.2       Authorization; Validity of Agreement........................7
Section 4.3       No Violations; Consents and Approvals.......................8
Section 4.4       Issuance of Shares at the Closing...........................9
Section 4.5       Purchaser SEC Reports and Financial Statements..............9
Section 4.6       Brokers....................................................10
Section 4.7       No Other Representations or Warranties.....................10

                                 ARTICLE V
                               MISCELLANEOUS

Section 5.1       Public Announcements.......................................10
Section 5.2       Fees and Expenses..........................................10
Section 5.3       Non-Survival of Representations and Warranties.............10
Section 5.4       Amendment; Waiver..........................................10
Section 5.5       Notices....................................................10
Section 5.6       Certain Definitions........................................12
Section 5.7       Interpretation.............................................12
Section 5.8       Counterparts...............................................12
Section 5.9       Entire Agreement...........................................12
Section 5.10      Severability...............................................13
Section 5.11      Specific Performance.......................................13
Section 5.12      Governing Law..............................................13
Section 5.13      Submission to Jurisdiction.................................13
Section 5.14      Waiver of Jury Trial.......................................14
Section 5.15      Assignment.................................................14

Annex A           Certificate of Designation




                          STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of April 19, 2001 (this "Agreement"), by and between PX Holding Corporation, a Delaware corporation (the "Selling Stockholder") and M & F Worldwide Corp., a Delaware corporation (the "Purchaser").

                  WHEREAS, the Selling Stockholder is the owner of 7,320,225 shares (the "Shares") of common stock, par value $.01 per share ("Panavision Common Stock"), of Panavision Inc., a Delaware corporation ("Panavision");

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the Selling Stockholder desires to sell to the Purchaser, and the Purchaser desires to purchase from the Selling Stockholder, all of the Shares;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                 ARTICLE I
                        PURCHASE AND SALE OF SHARES

                  Section 1.1 Purchase and Sales of Shares. Upon the terms and subject to the conditions of this Agreement, at the closing contemplated by this Agreement (the "Closing"), the Selling Stockholder is selling, transferring, assigning, conveying and delivering to the Purchaser, and the Purchaser is accepting from the Selling Stockholder, the Shares for an aggregate consideration to consist of:

                  (a) 1,500,000 shares of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock ");

                  (b) 6,182,153 shares of preferred stock, having a liquidation preference of $6.50 per share, of the Purchaser, having the terms set forth in the Certificate of Designation attached hereto as Annex A ("Purchaser Preferred Stock"); and

                  (c) $80,000,000 in cash.

such Shares, and such shares of Purchaser Common Stock and Purchaser Preferred Stock, in each case, to be free and clear of any and all Encumbrances.


                                 ARTICLE II
                        CLOSING; PAYMENT; DELIVERIES

                  Section 2.1 The Closing. The Closing is taking place on the date hereof, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, unless another date or place is agreed to in writing by the parties hereto.

                  Section 2.2 Deliveries by the Purchaser. At the Closing, the Purchaser is delivering to the Selling Stockholder:

                  (a) the consideration contemplated by Section 1.1 hereof by (x) wire transfer in immediately available funds to the account or accounts specified by the Selling Stockholder in a written notice to be delivered to the Purchaser at least two business days prior to the Closing and (y) delivery of stock certificates representing the Purchaser Common Stock and the Purchaser Preferred Stock, in each case duly endorsed or accompanied by other duly executed instruments of transfer;

                  (b) resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and a certificate of an officer of the Purchaser dated the date hereof to the effect that such resolutions were duly adopted and are in full force and effect; and

                  (c) a registration rights agreement relating to the Purchaser Common Stock and Purchaser Preferred Stock being issued pursuant to this Agreement (the "Registration Rights Agreement").

                  Section 2.3 Deliveries by the Selling Stockholder. At the Closing, the Selling Stockholder is delivering to the Purchaser:

                  (a) a stock certificate or stock certificates representing the Shares being purchased at the Closing, duly endorsed or accompanied by other duly executed instruments of transfer;

                  (b) resolutions of the Board of Directors of the Selling Stockholder authorizing the execution, delivery and performance of this Agreement and a certificate of an officer of the Selling Stockholder dated as of the date hereof to the effect that such resolutions were duly adopted and are in full force and effect;

                  (c) a letter from the Selling Stockholder and Panavision to the Purchaser confirming that upon acquisition of the Shares, the Purchaser will become a "Holder" under the Registration Rights Agreement dated as of June 5, 1998, between Panavision and the Selling Stockholder, and that all Shares acquired pursuant to this Agreement will become "Registrable Securities" under the terms of such agreement (the "Registration Rights Transfer Agreement"); and

                  (d) a letter relating to Ronald O. Perelman's agreement to disburse funds to the Purchaser, such letter in the form previously agreed to by the parties.

                  Section 2.4 Tax Sharing Agreement. At the Closing, Panavision and the Purchaser will enter into a tax sharing agreement in a form previously agreed to by the parties.


                                ARTICLE III
                       REPRESENTATIONS AND WARRANTIES
                         OF THE SELLING STOCKHOLDER

                  The Selling Stockholder represents and warrants to the Purchaser as follows:

                  Section 3.1 Organization.

                  (a) The Selling Stockholder is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to (x) have a Material Adverse Effect on the Selling Stockholder; or (y) impair the ability of the Selling Stockholder to perform its obligations hereunder.

                  (b) As used in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on the business, assets, results of operations or financial condition of the Selling Stockholder or the Purchaser, as the case may be; provided, however, that a Material Adverse Effect shall not include (a) any change or effect relating or due to general economic or industry-wide conditions and (b) any change or effect resulting from the announcement by the Selling Stockholder of its intention to sell or the Purchaser of its intention to purchase, the Shares, the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  Section 3.2 Authorization; Validity of Agreement.

                  (a) The Selling Stockholder has the requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Selling Stockholder of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Selling Stockholder and no other corporate proceedings on the part of the Selling Stockholder are necessary to authorize the execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Selling Stockholder and the consummation of the transactions contemplated hereby and thereby. This Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement have been duly executed and delivered by the Selling Stockholder and, assuming due authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Purchaser, are valid and binding obligations of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 3.3 No Violations; Consents and Approvals.

                  (a) Neither the execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Selling Stockholder nor the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will (i) violate any provision of the certificate of incorporation or bylaws of the Selling Stockholder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Selling Stockholder is a party or by which any of its assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Selling Stockholder or any of its properties or assets; except in the case of clauses (ii) and
(iii) for violations, breaches or defaults which would not reasonably be likely to (x) have a Material Adverse Effect on the Selling Stockholder; or (y) impair the ability of the Selling Stockholder to perform its obligations hereunder.

                  (b) No filing or registration with, notification to, or authorization, consent or approval of, any foreign, federal, state, local, municipal, county or other governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or similar entity (including any branch, department or official thereof) (a "Governmental Entity") is required in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for (i) any applicable requirements under Competition Laws and (ii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made which would not reasonably be likely to (x) have a Material Adverse Effect on the Selling Stockholder; or (y) impair the ability of the Selling Stockholder to perform its obligations hereunder.

                  (c) As used in this Agreement, the term "Competition Laws" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and include the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  Section 3.4 Ownership and Possession of Shares.

                  (a) Except as set forth on Schedule 3.4(a) of the Selling Stockholder Disclosure Schedule, the Shares and the certificates representing the Shares are now, and at all times prior to their transfer to the Purchaser pursuant to the Closing, were, owned by the Selling Stockholder, or by a nominee or custodian for the sole and exclusive benefit of the Selling Stockholder, free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement and Encumbrances arising under the Securities Act or state securities laws.

                  (b) As used in this Agreement, the term "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                  Section 3.5 Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments being executed and delivered by the Selling Stockholder to the Purchaser at the Closing will be valid and binding obligations of the Selling Stockholder, enforceable in accordance with their respective terms, and will effectively vest in the Purchaser good, valid and marketable title to all the Shares to be transferred to the Purchaser pursuant to and as contemplated by this Agreement free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act of 1933 (the "Securities Act") and state securities laws.

                  Section 3.6 Panavision SEC Reports and Financial
Statements.

                  (a) Panavision has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 4,1998 (collectively, the "Panavision SEC Reports"). The Panavision SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Panavision SEC Reports (the "Panavision Financial Statements") (i) was prepared from the books of account and other financial records of Panavision and its Subsidiaries (as defined herein), (ii) was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly the consolidated financial position of Panavision and its consolidated Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on Panavision).

                  (c) The Selling Stockholder has heretofore furnished to the Purchaser complete and correct copies of (i) all agreements, documents and other instruments not yet filed by Panavision with the SEC but that are currently in effect and that Panavision expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by Panavision with the SEC to all agreements, documents and other instruments that previously had been filed by Panavision with the SEC and are currently in effect.

                  Section 3.7 No Undisclosed Liabilities. Except as disclosed in the Panavision SEC Reports filed prior to the date hereof, since December 31, 2000, Panavision has not incurred any liabilities (fixed, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of Panavision or the footnotes thereto prepared in conformity with GAAP, other than (i) liabilities incurred in the ordinary course of business or (ii) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Panavision.

                  Section 3.8 Brokers. Except for Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Selling Stockholder. The Selling Stockholder is solely responsible for the fees and expenses of Salomon Smith Barney.

                  Section 3.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Selling Stockholder nor any other Person (as defined herein) makes any other express or implied representation or warranty on behalf of the Selling Stockholder or any of its affiliates.


                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES
                              OF THE PURCHASER

                  The Purchaser represents and warrants to the Selling Stockholder as follows:

                  Section 4.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to (x) have a Material Adverse Effect on the Purchaser; or (y) impair the ability of the Purchaser to perform its obligations hereunder.

                  Section 4.2 Authorization; Validity of Agreement. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement have been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Selling Stockholder, are valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 4.3 No Violations; Consents and Approvals.

                  (a) Neither the execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby and thereby will (i) violate any provision of the certificate of incorporation or bylaws of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which the Purchaser or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not reasonably be likely to (x) have a Material Adverse Effect on the Purchaser; or (y) impair the ability of the Purchaser to perform its obligations hereunder.

                  (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and the Registration Rights Transfer Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby and thereby, except (i) applicable requirements under Competition Laws and; (ii) the filing of a Certificate of Designation for the Preferred Stock with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law; and
(iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be likely to (x) have a Material Adverse Effect on the Purchaser; or (y) impair the ability of the Purchaser to perform its obligations hereunder.

                  Section 4.4 Issuance of Shares at the Closing. The shares of Purchaser Common Stock and Purchaser Preferred Stock being issued at the Closing have been duly authorized by all necessary corporate action on the part of the Purchaser, and the shares of Purchaser Common Stock and Purchaser Preferred Stock being issued at the Closing will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any stockholder of the Purchaser.

                  Section 4.5 Purchaser SEC Reports and Financial
Statements.

                  (a) The Purchaser has filed all forms, reports and documents required to be filed by it with the SEC since January 1,1998 (collectively, the "Purchaser SEC Reports"). The Purchaser SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser SEC Reports (the "Purchaser Financial Statements") (i) was prepared from the books of account and other financial records of the Purchaser and its Subsidiaries, (ii) was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly the consolidated financial position of the Purchaser and its consolidated Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser).

                  (c) The Purchaser has heretofore furnished to the Selling Stockholder complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Purchaser with the SEC but that are currently in effect and that the Purchaser expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by the Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed by the Purchaser with the SEC and are currently in effect.

                  Section 4.6 Brokers. Except for Houlihan, Lokey, Howard & Zukin ("Houlihan Lokey"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Houlihan Lokey.

                  Section 4.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of the Purchaser or any of its affiliates.


                                 ARTICLE V
                               MISCELLANEOUS

                  Section 5.1 Public Announcements. The Purchaser and the Selling Stockholder shall consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, shall provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

                  Section 5.2 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  Section 5.3 Non-Survival of Representations and
Warranties. Other than the representations and warranties set forth in Sections 3.4, 3.5, and 4.4, which shall survive until December 31, 2002, the representations and warranties made in this Agreement shall not survive beyond the Closing.

                  Section 5.4 Amendment; Waiver. This Agreement may be amended, modified or supplemented by the parties hereto, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 5.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to the Selling Stockholder, to:

                           PX Holding Corporation
                           35 East 62nd Street
                           New York, New York 10021
                           Telephone:  (212) 572-8600
                           Facsimile:  (212) 572-5056
                           Attention:  General Counsel

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, New York 10036
                           Telephone:  (212) 735-3000
                           Facsimile:  (212) 735-2000
                           Attention:  Franklin M. Gittes, Esq. and
                                       Alan C. Myers, Esq.

                  (b)      if to the Purchaser, to:

                           M&F Worldwide Corp.
                           35 East 62nd Street
                           New York, New York 10021
                           Telephone:  (212) 572-8600
                           Facsimile:  (212) 572-8400
                           Attention:  Chief Executive Officer
                           cc:         General Counsel

                           with a copy to:

                           Kramer, Levin, Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York 10022-3852
                           Telephone:  (212) 715-9100
                           Facsimile:  (212) 715-8000
                           Attention:  Thomas Balliett, Esq.

                  Section 5.6 Certain Definitions. As used in this
Agreement:

                  (a) The term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person.

                  (b) The term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

                  (c) The term "Subsidiary" or "Subsidiaries," with respect to any person, means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  Section 5.7 Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  Section 5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

                  Section 5.9 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), between the parties with respect to the subject matter hereof.

                  Section 5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 5.11 Specific Performance. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached; accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 5.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  Section 5.13 Submission to Jurisdiction. Each of the Selling Stockholder and the Purchaser hereby irrevocably submits in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York, Borough of Manhattan. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

                  Section 5.14 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.14.

                  Section 5.15 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.


                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        PX HOLDING CORPORATION


                                        By: /s/ Todd J. Slotkin
                                            ----------------------
                                        Name:  Todd J. Slotkin
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        M & F WORLDWIDE CORP.


                                        By: /s/ Howard Gittis
                                            ----------------------
                                        Name:  Howard Gittis
                                        Title: Chairman of the Board of
                                               Directors, President and Chief
                                               Executive Officer